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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

SeraCare, Inc.

Los Angeles, California

    We consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-74663 and No. 333-57943 of SeraCare, Inc. of our report dated May 25, 2000 relating to the consolidated balance sheet of SeraCare, Inc. and Subsidiaries as of February 29, 2000 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the February 29, 2000 annual report on Form 10-KSB of SeraCare, Inc. and Subsidiaries.

                                          BDO Seidman, LLP

Los Angeles, California
May 30, 2000